As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Syndax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0162505
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

35 Gatehouse Drive

Building D, Floor 3

Waltham, Massachusetts 02451

(781) 419-1400

(Address of principal executive offices)

2015 Omnibus Incentive Plan

2015 Employee Stock Purchase Plan

2023 Inducement Plan

Inducement Stock Options

(Full titles of the plans)

Michael A. Metzger

Chief Executive Officer

Syndax Pharmaceuticals, Inc.

35 Gatehouse Drive

Building D, Floor 3

Waltham, Massachusetts 02451

(781) 419-1400

(Name, address and telephone number of agent for service)

Laura A. Berezin Jaime L. Chase Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, Washington 98101 (206) 452-8700	Luke J. Albrecht General Counsel & Secretary Syndax Pharmaceuticals, Inc. Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts 02451 (781) 419-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering (i) 3,393,065 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), reserved and available for issuance under the Registrant’s 2015 Omnibus Incentive Plan, (ii) 250,000 shares of the Registrant’s Common Stock, reserved and available for issuance under the Registrant’s 2015 Employee Stock Purchase Plan, (iii) 1,075,750 shares of the Registrant’s Common Stock, reserved and available for issuance under the Registrant’s 2023 Inducement Plan (the “Inducement Plan”), and (iv) 24,250 shares of common stock issuable upon the exercise of outstanding options granted to new employees as inducement awards in connection with the commencement of employment pursuant to Nasdaq Listing Rule 5635(c)(4) pursuant to the Inducement Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by References

The Registrant previously registered shares of its Common Stock for issuance under the 2015 Plan and the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 25, 2016 (File No. 333-210412), August 25, 2017 (File No.  333-220172), August 8, 2018 (File No.  333-226678), August 7, 2019 (File No.  333-233083), August 6, 2020 (File No.  333-241654), August 9, 2021 (File No.  333-258628), March 1, 2022 (File No.  333-263185) and February 28, 2023 (File No. 333-270093). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8.	Exhibits

The exhibits to this Registration Statement are listed below and incorporated by reference herein.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-37708, filed with the SEC on March 8, 2016).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37708), as filed with the SEC on May 18, 2023).

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, SEC File No. 001-37708, filed with the SEC on March 8, 2016).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-8, SEC File No. 333-210412, as filed with the SEC on March 25, 2016).

99.2	Form of Incentive Stock Option Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1, SEC File No. 333-208861, filed with the SEC on January 4, 2016).

99.3	Form of Non-Qualified Option Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, SEC File No. 333-208861, filed with the SEC on January 4, 2016).

99.4	Form of Stock Unit Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, SEC File No. 001-37708, as filed with the SEC on August 6, 2020).

99.5	Form of Deferred Settlement Stock Unit Agreement under 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K, SEC File No. 001-37708, filed with the SEC on March 12, 2021).

99.6	2015 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.16 to the Company’s Registration Statement on Form S-8, SEC File No. 333-210412, as filed with the SEC on March 25, 2016).

99.7	Syndax Pharmaceuticals, Inc. 2023 Inducement Plan (incorporated herein by reference to Exhibit 10.16 to the Company’s Annual Report on Form 10-K, SEC File No. 001-37708, as filed with the SEC on February 27, 2024).

99.8	Form of Option Agreement pursuant to the Syndax Pharmaceuticals, Inc. 2023 Inducement Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, SEC File No. 001-37708, as filed with the SEC on February 8, 2023).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts, on February 27, 2024.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Michael A. Metzger
Michael A. Metzger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Metzger and Luke J. Albrecht, and each of them, his true and lawful attorney-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Metzger Michael A. Metzger	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2024

/s/ Keith A. Goldan Keith A. Goldan	Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2024

/s/ Dennis G. Podlesak Dennis G. Podlesak	Chairman of the Board of Directors	February 27, 2024

/s/ Martin H. Huber, M.D. Martin H. Huber, M.D.	Director	February 27, 2024

/s/ Jennifer Jarrett Jennifer Jarrett	Director	February 27, 2024

/s/ Keith A. Katkin Keith A. Katkin	Director	February 27, 2024

/s/ Pierre Legault Pierre Legault	Director	February 27, 2024

/s/ William Meury William Meury	Director	February 27, 2024

/s/ Briggs W. Morrison, M.D. Briggs W. Morrison, M.D.	Director	February 27, 2024